NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT • INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

NUMBER

SHARES

GC²

THE GREATER CANNABIS COMPANY

SPECIMEN

This Certifies that

Is the Owner of

Fully paid and non-assessable shares of **The Greater Cannabis Company, Inc.** *Common Stock transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Florida, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.*

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officer.

Dated:

THE GREATER CANNABIS COMPANY, INC.
CORPORATE
Seal
FLORIDA

PRESIDENT

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned by **PACIFIC STOCK TRANSFER COMPANY**
Las Vegas, Nevada

Authorized Signature